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EXHIBIT 99.1

PLEASE INDICATE WITH AN "X" IN THE APPROPRIATE SPACE HOW YOU WISH YOUR SHARES TO BE VOTED. IF NO INDICATION IS GIVEN, PROXIES WILL BE VOTED FOR ALL PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS

		FOR	AGAINST	ABSTAIN
1.	To approve a resolution approving Tyco Electronics Ltd.'s discontinuance from Bermuda and continuance as a Swiss corporation. See page 41 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
2.	To approve a resolution amending our Bye-laws to eliminate certain supermajority vote requirements. See page 43 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
3.
	To approve a resolution authorizing several steps, including an amendment to our Bye-laws, that will have the effect of increasing our registered share capital. See pages 45-46 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
4.	To approve a distribution to shareholders. See pages 47-48 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
5.	To confirm Swiss law as our authoritative governing legislation. See page 49 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
6.	To approve our corporate name as Tyco Electronics Ltd. See page 50 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
7.	To change our corporate purpose. See page 51 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
8.	To approve our Swiss articles of association. See page 52 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
9.	To confirm our principal place of business as Schaffhausen, Switzerland. See page 53 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
10.	To appoint PricewaterhouseCoopers AG, Zürich as special auditor until our next annual general meeting. See page 54 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
11.	To appoint Deloitte AG as our Swiss registered auditor until our next annual general meeting. See page 55 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
12.
	To approve additional provisions of our Swiss articles of association limiting the number of shares that may be registered and/or voted by a single shareholder or group. See pages 58-59 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
13.
	To approve additional provisions of our Swiss articles of association requiring a supermajority vote to amend the provisions referred to in Proposal 12 and certain other provisions of our Swiss articles. See pages 60-61 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
14.	To approve any adjournments or postponements of the meeting. See page 62 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐

Note:

1.
In the case of a corporation, this proxy must be under its common seal or signed by a duly authorized officer or director whose designation must be stated.

2.
In the case of joint holders, any holder may sign, but the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the Register of Shareholders.

3.
Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Name/Title	Date

FOLD AND DETACH HERE

ADMISSION TICKET

Special General Meeting
of
Shareholders of
Tyco Electronics Ltd.
June 22, 2009
2:30 p.m., Atlantic Time
(or as soon as practicable thereafter following our 2009 Annual General Meeting)

The Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF THE INTERNET OR TELEPHONE
TO GRANT A PROXY TO VOTE. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone are available to grant a proxy to vote through 11:59 PM Eastern Time the day prior to the Special General Meeting day.

Your grant of proxy by Internet or telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/tel Use the Internet to grant a proxy to vote. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to grant a proxy to vote. Have your proxy card in hand when you call.

        If you grant a proxy to vote by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

 TYCO ELECTRONICS LTD.
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Proxy Card for use at the Special General Meeting or any adjournment or postponement thereof (the "Meeting") of Shareholders of Tyco Electronics Ltd., a company organized under the laws of Bermuda ("Tyco Electronics"), to be held on June 22, 2009 at 2:30 p.m., Atlantic Time, or as soon as practicable thereafter following our 2009 Annual General Meeting, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda.

        The person signing on the reverse of this card, being a holder of shares of Tyco Electronics, hereby appoints as his/her proxy at the Meeting, Thomas J. Lynch, Terrence R. Curtin or Robert A. Scott, or any of them, with full power of substitution, and directs such proxy to vote (or abstain from voting) at the Meeting all of his or her shares as indicated on the reverse of this card or, to the extent that no such indication is given, to vote as set forth herein, and authorizes such proxy to vote in his discretion on such other business as may properly come before the Meeting.

        Please indicate on the reverse of this card how the shares represented by this proxy are to be voted. If this card is returned duly signed but without any indication as to how the shares are to be voted in respect of any of the resolutions described on the reverse, the shareholder will be deemed to have directed the proxy to vote FOR all of the proposals described below.

PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE

1.
To consider and approve a resolution to approve Tyco Electronics' discontinuance from Bermuda as provided in Section 132G of The Companies Act 1981 of Bermuda, as amended, and Tyco Electronics' change of place of incorporation to Schaffhausen, Switzerland;

2.
To consider and approve a resolution to amend our Bye-laws to eliminate supermajority vote requirements to amend certain provisions of our Bye-laws that have an anti-takeover effect;

3.
To consider and approve a resolution that will have the effect of increasing our registered share capital;

4.
To approve the making of a distribution through a reduction of capital;

5.
To confirm Swiss law as the authoritative legislation governing Tyco Electronics;

6.
To approve the name of Tyco Electronics;

7.
To change the purpose of Tyco Electronics;

8.
To approve Tyco Electronics' proposed Swiss Articles of Association (the "Proposed Swiss Articles");

9.
To confirm the principal place of business of Tyco Electronics as Schaffhausen, Switzerland;

10.
To appoint PricewaterhouseCoopers AG, Zürich as special auditor until Tyco Electronics' next annual general meeting;

11.
To appoint Deloitte AG as our Swiss registered auditor until Tyco Electronics' next annual general meeting;

12.
To approve additional provisions of the Proposed Swiss Articles limiting the registration and voting of shares of Tyco Electronics;

13.
To approve additional provisions of the Proposed Swiss Articles that would require a supermajority vote to amend the provisions referred to in (12) and certain other provisions of the Proposed Swiss Articles;

14.
To approve any adjournments or postponements of the Meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

        In order to be effective, completed proxy cards should be received at the address set forth on the enclosed self addressed envelope or at one of the addresses and by the time (being local time) specified below:

In Bermuda:	In Switzerland:	In the United States:
by 5:00 p.m., Atlantic Time, on Friday, June 19, 2009 by hand or mail at:	by 5:00 p.m., Central European Time, on Friday, June 19, 2009 by hand or mail at:	by 11:59 a.m., Eastern Time, on Friday, June 19, 2009 by mail at:
Tyco Electronics Ltd. 96 Pitts Bay Road, Second Floor Pembroke HM 08 Bermuda	Tyco Electronics Ltd. Rheinstrasse 20 CH-8200 Schaffhausen Switzerland	Tyco Electronics Ltd. c/o BNY Mellon Shareowner Services P.O. Box 3510 South Hackensack, NJ 07606-9250 United States of America

        If your shares are held in street name, you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Tyco Electronics shares on your behalf.

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  EXHIBIT 99.1
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS
FOLD AND DETACH HERE ADMISSION TICKET Special General Meeting of Shareholders of Tyco Electronics Ltd. June 22, 2009 2:30 p.m., Atlantic Time (or as soon as practicable thereafter following our 2009 Annual General Meeting) The Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda
TYCO ELECTRONICS LTD. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS